[LETTERHEAD OF STONEFIELD JOSEPHSON]

United  States  Securities  and  Exchange  Commission

Division  of  Corporation  Finance

Office  of  Small  Business  Review

450  5th  Street,  N.W.  Room  3112

Washington,  D.C.  20549

                       RE: FORM 8-K/A DATED JUNE 25, 2002

                               FILE NO. 000-22845

Dear  Commission:

We have received a copy of and have reviewed Item 4 of the Report on Form 8-K/A, dated June 25, 2002, filed by Creative Host Services, Inc. with the Securities and Exchange Commission. We agree with the disclosures in Item 4 of said Report and understand that a copy of this letter will be filed as an exhibit to the Report.



                            /S/  STONEFIELD  JOSEPHSON,  INC.
                            -----------------------------
                            STONEFIELD  JOSEPHSON,  INC.
                            SANTA  MONICA,  CALIFORNIA
June  25,  2002